Exhibit 99.2

@NFX is periodically published to keep shareholders aware of current operating activities at Newfield. It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

October 26, 2005

This edition of @NFX includes:

•	Update on significant development projects

•	Update on recent drilling activities

•	Guidance for the third quarter of 2005; and

•	Updated tables detailing complete hedging positions

Year-to-date, four storms have caused production deferrals in the Gulf of Mexico - Dennis, Arlene, Katrina and Rita. Newfield expects that the full-year impact of these storms will result in the deferral of 18-20 Bcfe from the Gulf of Mexico. Approximately 6 Bcfe of production was deferred in the third quarter of 2005.

Since Hurricane Rita, Newfield has restored Gulf production of approximately 125 MMcfe/d net out of total net production of about 320 MMcfe/d. Only about 14 MMcfe/d net is associated with lost platforms or structures. The remainder is related to damage to host platforms, pipeline infrastructure and onshore processing facilities. Newfield estimates that about 250 MMcfe/d will be on-line in mid-November and 300 MMcfe/d net will be on-line in the Gulf of Mexico at year-end.

The table below outlines Newfield’s annual production guidance through 2007. The Company’s major development projects outside of the Gulf of Mexico remain on schedule.

	Previous Guidance (Bcfe)	Current Guidance (Bcfe)	Annual Increase
2005	258-260	245-248	~1%
2006	273-286	262-286	7-15%
2007	300-325	310-350	18-22%

Focus Area Updates

ONSHORE GULF COAST

During the third quarter, our onshore Gulf Coast team drilled 14 successful wells out of 15 attempts and we’re on track to drill 15-20 exploration wells and 50-60 development wells in 2005. We have seven operated rigs running along the Gulf Coast and are participating in seven outside operated wells.

Sarita Field Area

We are drilling two wells in the Sarita Field area of Kenedy County -- the S.K. East B-70 and the S.K. East B-71. The wells are being drilled under our recent drilling venture in South Texas with Exxon-Mobil. We have a 100% interest in the wells, prior to an optional back-in by XOM.

Monte Christo

The Johnson #77 well was successful, testing 12 MMcf/d. The well is located in the Monte Christo Field area in Hidalgo County, Texas. We have a 100% working interest in #77 well. Since the beginning of the year, we’ve drilled four successful wells out of five attempts in the area. Total field production is about 30 MMcfe/d and limited by facilities. We expect the field to increase to nearly 40 MMcfe/d late this year.

Zapata County Exploration

Our recent Bravo discovery is now producing 5 MMcfe/d (gross). Bravo is located in Zapata County, Texas. We are drilling an offset to this discovery - the Salinas #1 well. We have an 88% interest in Bravo.

We drilled two successful Lobo wells in Zapata County on our Varal Ranches Prospect. The Varal Ranches #1 tested 4.4 MMcfe/d (gross). The Varal Ranches #2 (an offset to #1) is currently being completed. Combined, the wells are expected to produce more than 10 MMcfe/d following the completion of a pipeline in December. We are planning to drill the Varal Ranches #3 well in late 2005.

Val Verde Basin

We hold more than 100,000 lease acres in the Val Verde Basin of southwest Texas. In the second quarter, we completed a bite-size acquisition of the Snakebite Field, adding 12,000 acres north of our Venom Field and as many as 35 additional drilling locations. Since the closing of this acquisition, we have drilled three successful development wells and a fourth well is currently drilling. The three successful wells are being completed and production is expected late this year. We recently completed the construction of a pipeline to connect Venom with gathering assets acquired in the Snakebite transaction. The pipeline provides for 30 MMcf/d of gross capacity from Venom. We have an 80-100% working interest in Venom and Snakebite and control more than 26,000 net acres in the area.

East Texas

We drilled three successful wells out of as many attempts in a new East Texas exploration area. We are planning to drill additional wells in the area late this year. Our working interest in the wells ranges from 10-30%.

GULF OF MEXICO

Hurricanes deferred planned activities in the Gulf of Mexico during the third quarter. We have about 125 MMcfe/d on-line today and 195 MMcfe/d remains shut-in. Our shut-ins are primarily related to pipelines and onshore processing facilities. Based on what we know today, we estimate that we will have about 250 MMcfe/d back on line in mid-November and that we’ll be up to 300 MMcfe/d at year-end. Our prior estimate for deferrals - or 18-20 Bcfe - is still a good forecast for the full-year ’05 impact.

We are currently operating four jack-up rigs in the Gulf of Mexico. Three of the rigs are drilling deep shelf wells. We expect to run three to four jack-up rigs throughout 2006, allowing us to execute our program of 15 traditional shelf wells and 4-5 deep shelf wells.

MID-CONTINENT

In 2005, we have drilled 215 wells and are now operating 10 rigs. We drilled 67 wells in the third quarter and expect to drill close to 300 wells in 2005.

Oklahoma Wash Play

We are operating three rigs in Roger Mills County in western Oklahoma. A second Sweetwater well was recently spud, the Gatlin 1-12 (NFX WI 83%). Late in the third quarter, the Armstrong 6-14 (NFX WI 80%) in Cheyenne was turned to sales for 3.8 MMcf/d (gross). We expect to drill 13 operated wells in the area in 2005.

Texas Wash Play

We are currently operating four drilling rigs on the Texas Panhandle side of the Wash Play, three in the Stiles Ranch Field and one in the Briscoe Area in Wheeler County. A fifth drilling rig is currently moving in and rigging up in Stiles Ranch. Late in the third quarter, three wells were turned to sales: the Britt Ranch F 6-4 at 3.5 MMcf/d and two wells (Britt Ranch F 6-5 and E 8-4) at 3.5 MMcf/d each. We have a 100% interest in Stiles Ranch and in the Briscoe Area. Gross operated daily production in the Texas Wash Play is 35 MMcfe/d from 84 wells. For 2005, we plan to drill 25 wells in the Texas Wash Play.

WACCAWH

Located in Pittsburg, Hughes and Coal Counties, Oklahoma in the Arkoma Basin, the WACCAWH intervals include the Wapanucka Lime, Cromwell Sand, Caney, Woodford Shales, and the Hunton Lime. We have been active in the play since 2002 and have drilled 84 wells to date -- 29 in 2005. We have amassed over 100,000 net lease acres and a multi-year drilling inventory. There are three rigs drilling in the area and two wells are being completed. We expect to drill and participate in 35-40 WACCAWH wells in 2005.

ROCKY MOUNTAINS

Through the end of the third quarter, we have drilled 137 wells in our Monument Butte Field. Gross production is 9,550 BOPD and 23 MMcf/d. We are operating four drilling rigs in the field. Our Environmental Impact Statement should receive final approval in November, which should help to expedite drilling in 2006. We continue to study the deep gas potential beneath Monument Butte and are planning several wells over the next few months. Late this year, we plan to participate in our first deep gas well on joint pooled acreage. In addition, we will have a 49% interest in three non-operated deep gas wells planned for 2006.

During the third quarter, we signed a joint venture with another operator on an exploitation opportunity covering 32,000 acres in the Uinta Basin. The area is called “Horseshoe Bend” and we initiated a well-workover project where 10 existing wells have been returned to production, adding 50 BOPD.  We are permitting future drilling locations now and plan to drill at least six wells in 2006. Newfield will have a 75% interest in this venture.

In the third quarter, we entered into a joint exploration venture with Bill Barrett Group and will have a 40% interest in the Red River “B” play on 18,000 acres in the Williston Basin. We are drilling our first well under this joint venture today.

INTERNATIONAL

We have major development projects underway in China, Malaysia and the North Sea and these developments will move our international production from about 6 Bcfe in 2005 to more than 60 Bcfe in 2008.

Malaysia

In the third quarter, we drilled four successful wells and one dry hole. The Puteri discovery, located in the central portion of shallow-water PM 318, found more than 200’ of net oil pay. We expect to drill two additional targets adjacent to Puteri in the first quarter of 2006. Puteri will be developed using existing production infrastructure in our Penara field. First oil production is expected in early 2008.

We drilled three field development wells in the Abu field, also located on PM 318. Our development plans for this field are on-track and first production of 18,000 BOPD gross is expected in early 2007.

Fourth Quarter 2005 Estimates

Natural Gas Production and Pricing The Company’s natural gas production in the fourth quarter of 2005 is expected to be 40 - 47 Bcf (435 - 510 MMcf/d). Based on recent gas price escalations, Newfield estimates that its realized price for natural gas production from the Gulf of Mexico and onshore Gulf Coast, after basis differentials, transportation and handling charges, will average $0.40 - $0.60 less per MMBtu than the Henry Hub Index. Realized gas prices for the Company’s Mid-Continent properties, after basis differentials, transportation and handing charges, typically average $0.70 - $0.80 less per MMBtu than the Henry Hub Index. Hedging gains or losses will affect price realizations.

Crude Oil Production and Pricing The Company’s oil production, including international liftings, in the fourth quarter of 2005 is expected to be 1.8 - 2.0 million barrels (20,000 - 22,000 BOPD). Newfield expects to produce approximately 4,200 BOPD from its Malaysian operations. The timing of liftings in Malaysia may affect total reported production. The price the Company receives for Gulf Coast production typically averages about $2 per barrel below the NYMEX West Texas Intermediate (WTI) price. The price the Company receives for its production in the Rocky Mountains averages about $3 per barrel below WTI. Oil production from the Mid-Continent typically sells at a $1.00 - $1.50 per barrel discount to WTI. Oil production from Malaysia typically sells at Tapis, or about even with WTI. Hedging gains or losses will affect price realizations.

Lease Operating Expense and Production Taxes LOE is expected to be $42 - $46 million ($0.77 - $0.85 per Mcfe) in the fourth quarter of 2005. Production taxes in the fourth quarter of 2005 are expected to be $25 - $28 million ($0.48 - $0.53 per Mcfe). These expenses vary and are subject to impact from, among other things, production volumes and commodity pricing, tax rates, service costs, the costs of goods and materials and workover activities. The increased LOE estimate for the fourth quarter reflects the deferral of about 13 Bcfe of Gulf production and other costs related to recent hurricanes.

General and Administrative Expense G&A expense for the fourth quarter of 2005 is expected to be $29 - $32 million ($0.54 - $0.59 per Mcfe), net of capitalized direct internal costs. Capitalized direct internal costs are expected to be $16 - $18 million. G&A expense includes stock and incentive compensation expense. Incentive compensation expense depends largely on adjusted net income (as defined in the Company’s incentive compensation plan), which excludes unrealized gains and losses on commodity derivatives.

Interest Expense The non-capitalized portion of the Company’s interest expense for the fourth quarter of 2005 is expected to be $4 - $5 million ($0.07 - $0.09 per Mcfe). As of October 26, 2005, Newfield had $10 million in outstanding borrowings under its credit arrangements. The remainder of long-term debt consists of four separate issuances of notes that in the aggregate total $875 million in principal amount. Capitalized interest for the fourth quarter of 2005 is expected to be about $11 - $12 million.

Income Taxes Including both current and deferred taxes, the Company expects its consolidated income tax rate in the fourth quarter of 2005 to be about 35 - 39%. About 75% of the tax provision is expected to be deferred.

Please see the tables below for our complete hedging positions.

Natural Gas Hedge Positions

The following hedge positions for the fourth quarter of 2005 and beyond are as of October 25, 2005:

Fourth Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
11,025 MMMBtus	$7.05	—	—	—	—
7,995 MMMBtus	—	—	$5.69 — $8.19	$3.50 — $6.24	$4.16 — $10.00
6,800 MMMBtus	—	$6.62	—	$5.50 — $7.50	—
8,350 MMMBtus*	—	—	$7.14 — $11.01	$5.50 — $10.00	$7.45 — $14.50

First Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
7,200 MMMBtus	$8.96	—	—	—	—
2,400 MMMBtus	—	—	$5.80 — $10.00	$5.80	$10.00
5,100 MMMBtus	—	$7.55	—	$7.50 — $7.65	—
11,850 MMMBtus*	—	—	$7.61 — $12.14	$6.00 — $10.00	$10.00 — $14.50

*These 3-way collar contracts are standard natural gas collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per MMMBtu as per the table above until the price drops below a weighted average price of $5.95 per MMMBtu. Below $5.95 per MMMBtu, these contracts effectively result in realized prices that are on average $1.10 per MMMBtu higher than the cash price that otherwise would have been realized.

Crude Oil Hedge Positions

The following hedge positions for the fourth quarter of 2005 and beyond are as of October 25, 2005:

Fourth Quarter 2005

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
635,000 Bbls	$33.25	—	—	—	—
681,000 Bbls	—	—	$40.20 — $57.45	$35.60 — $45.00	$48.00 — $64.00
304,000 Bbls**	—	—	$39.60 — $50.08	$35.00 — $46.00	$49.00 — $51.25

First Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
741,000 Bbls	$46.71	—	—	—	—
150,000 Bbls	—	—	$52.50 — $78.81	$50.00 — $55.00	$73.90 — $83.75
414,000 Bbls**	—	—	$45.96 — $63.31	$35.00 — $60.00	$50.50 — $80.00

Second Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
747,000 Bbls	$46.77	—	—	—	—
151,000 Bbls	—	—	$52.51 — $78.83	$50.00 — $55.00	$73.90 — $83.75
417,000 Bbls**	—	—	$45.95 — $63.27	$35.00 — $60.00	$50.50 — $80.00

Third Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
753,000 Bbls	$46.83	—	—	—	—
151,000 Bbls	—	—	$52.52 — $78.84	$50.00 — $55.00	$73.90 — $83.75
480,000 Bbls**	—	—	$44.69 — $62.21	$35.00 — $60.00	$50.50 — $80.00

Fourth Quarter 2006

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
753,000 Bbls	$46.83	—	—	—	—
151,000 Bbls	—	—	$52.52 — $78.84	$50.00 — $55.00	$73.90 — $83.75
480,000 Bbls**	—	—	$44.69 — $62.21	$35.00 — $60.00	$50.50 — $80.00

First Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
210,000 Bbls	$41.68	—	—	—	—
90,000 Bbls	—	—	$52.50 — $80.18	$50.00 — $55.00	$77.10 — $83.25
870,000 Bbls**	—	—	$37.14 — $53.35	$32.00 — $60.00	$44.70 — $82.00

Second Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
211,000 Bbls	$41.77	—	—	—	—
91,000 Bbls	—	—	$52.50 — $80.18	$50.00 — $55.00	$77.10 — $83.25
879,000 Bbls**	—	—	$37.12 — $55.33	$32.00 — $60.00	$44.70 — $82.00

Third Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
92,000 Bbls	$61.25	—	—	—	—
92,000 Bbls	—	—	$52.50 — $80.18	$50.00 — $55.00	$77.10 — $83.25
888,000 Bbls**	—	—	$37.10 — $55.31	$32.00 — $60.00	$44.70 — $82.00

Fourth Quarter 2007

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
92,000 Bbls	$61.25	—	—	—	—
92,000 Bbls	—	—	$52.50 — $80.18	$50.00 — $55.00	$77.10 — $83.25
888,000 Bbls**	—	—	$37.10 — $55.31	$32.00 — $60.00	$44.70 — $82.00

First Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Second Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Third Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Fourth Quarter 2008

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

First Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
810,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Second Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Third Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Fourth Quarter 2009

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

First Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
900,000 Bbls**	—	—	$34.90 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Second Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
909,000 Bbls**	—	—	$34.90 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Third Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
918,000 Bbls**	—	—	$34.91 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Fourth Quarter 2010

	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
918,000 Bbls**	—	—	$34.91 — $51.52	$32.00 — $38.00	$50.00 — $53.50

**These 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per barrel as per the table above until the price drops below a weighted average price of $29.40 per barrel. Below $29.40 per barrel, these contracts effectively result in realized prices that are on average $6.60 per barrel higher than the cash price that otherwise would have been realized.

The Company provides information regarding its outstanding hedging positions in its annual and quarterly reports filed with the SEC and in its electronic publication -- @NFX. This publication can be found on Newfield’s web page at http://www.newfld.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy that includes balancing acquisitions with drill bit opportunities. Newfield’s areas of operation include the Gulf of Mexico, the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent, the Uinta Basin of the Rocky Mountains and offshore Malaysia. The Company has international development projects underway, in the U.K. North Sea and in Bohai Bay, China.

**The statements set forth in this publication regarding estimated or anticipated fourth quarter results and production volumes are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors. Newfield’s ability to produce oil and gas from the Gulf of Mexico is dependent on infrastructure (such as host platforms, pipelines and onshore processing facilities) owned by third parties. Much of this infrastructure was damaged by Hurricanes Katrina and Rita. As a result, it is difficult to predict when production will be permitted to resume. Other factors include drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of capital resources and labor conditions. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.